Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, President & CEO
155 Inverness Drive West, Suite 200		James Ivey, CFO
Englewood, CO 80112-5000		Andy Schroeder, VP Finance & Treasurer
(800) 730-8388	Phone:	(303) 290-8700
(303) 290-8700	E-mail:	investorrelations@markwest.com
(303) 290-8769 Fax	Website:	www.markwest.com

MARKWEST ENERGY PARTNERS RECEIVES EXTENSION NOTICE FROM AMEX; EXTENSION OF WAIVERS FOR BANK CREDIT FACILITY

DENVER—May 4, 2005—MarkWest Energy Partners, L.P. (AMEX: MWE), today announced that it received an extension, to May 31, 2005, from the American Stock Exchange (“AMEX”) for the Partnership to regain compliance with the exchange requirements by filing its 2004 Annual Report on Form 10-K.  The Partnership had previously received a warning letter from AMEX, dated April 5, 2005, advising the Partnership that it was not in compliance with the AMEX requirements for failure to file with the Securities and Exchange Commission (the “SEC”) its Annual Report on Form 10-K for year ended December 31, 2004 by the prescribed filing deadline.

Additionally, the Partnership today announced that on April 29, 2005 it received an extension of the waiver of the covenant contained in its Credit Agreement requiring that the Partnership deliver its audited financial statements to the Lenders by March 31, 2005.  The Partnership had previously been granted a waiver of the covenant through April 30, 2005.  The previously granted waiver has now been extended to June 30, 2005.

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MarkWest Energy Partners, L.P. is a publicly traded master limited partnership with a solid core of midstream assets and a growing core of gas transmission assets. It is the largest processor of natural gas in the Northeast and is the largest gas gatherer of natural gas in the prolific Carthage field in east Texas. It also has a growing number of other gas gathering and intrastate gas transmission assets in the Southwest, primarily in Texas and Oklahoma.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2003, and our Forms 10-Q for 2004, as filed with the SEC.